Registration No. 333-188093

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO

FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ARI Network Services, Inc.

(Exact name of registrant as specified in its charter)

10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, (414) 973-4300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Darin Janecek, Vice President of Finance and Chief Financial Officer,

10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, (414) 973-4300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

C.J. Wauters, Godfrey & Kahn, S.C.

780 North Water Street, Milwaukee, Wisconsin 53202, (414) 273-3500

As soon as practicable after the effective date of this Registration Statement.

(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer

ð

Accelerated filer  ð

Non-accelerated filer

(Do not check if a smaller reporting company)

Smaller reporting company  ☒

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed.  The security holders identified in this prospectus may not sell these securities pursuant to this prospectus until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to Form S-1 (this “Post-Effective Amendment”) is being filed by ARI Network Services, Inc. (the “Company”) pursuant to the undertakings in Item 17 of the registration statement on Form S-1 (Registration No. 188093) (the “Registration Statement”), which was previously declared effective by the Securities and Exchange Commission on June 20, 2013, to (i) incorporate by reference the Company’s Annual Report on Form 10-K for the fiscal period ended July 30, 2013, as amended and (ii) update certain other information in the Registration Statement.  No additional securities are being registered under this Post-Effective Amendment.  All applicable registration fees were paid at the time of the original filing of the Registration Statement.  Accordingly, we hereby amend the Registration Statement by filing this Post-Effective Amendment, which relates to the registration of 4,330,667 shares of our common stock, $0.001 par value per share (the “Common Stock”), being registered for resale by the selling security holders listed herein.

PROSPECTUS (Subject to Completion)

dated November 12, 2013

ARI Network Services, Inc.

4,330,667 shares of Common Stock

This prospectus covers the sale of an aggregate of up to 4,330,667 shares of our Common Stock by the selling security holders identified in this prospectus (collectively with any such holder’s transferee, pledgee, donee or successor, referred to below as the “Selling Shareholders”).  The Common Stock covered by this prospectus consists of (i) 3,200,000 shares of Common Stock which were issued in a private placement pursuant to a Securities Purchase Agreement we entered into on March 12, 2013 with selected accredited investors (the “Securities Purchase Agreement”); (ii) 1,066,667 shares of Common Stock issued or issuable upon exercise of warrants issued pursuant to the Securities Purchase Agreement (the “Purchaser Warrants”); and (iii) 64,000 shares of Common Stock issuable upon exercise of the warrants issued to affiliates of the placement agent in connection with the private placement as consideration for the placement agent’s services (the “Placement Agent Warrants” and, together with the Purchaser Warrants, the “Warrants”).

We will not receive any proceeds from the sale by the Selling Stockholders of the shares covered by this prospectus.  We are paying the cost of registering the shares covered by this prospectus, as well as various related expenses.  The Selling Stockholders are responsible for all selling commissions, transfer taxes and other costs related to the offer and sale of their shares under this prospectus.  If required, the number of shares to be sold, the public offering price of those shares, the names of any broker-dealers and any applicable commission or discount will be included in a supplement to this prospectus, called a prospectus supplement.

Our Common Stock is quoted on the OTC Bulletin Board (the “OTCQB”) under the symbol “ARIS.”  The last reported market price of our Common Stock on the OTCQB on November 8, 2013 was $3.27 per share.  Our executive offices are located at 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, and our telephone number is (414) 973-4300.

Investing in our securities involves risks.  You should carefully consider the Risk Factors beginning on page 2 of this prospectus before you make an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete.  Any representation to the contrary is a criminal offense.

The date of this prospectus is November __, 2013

i

You should read this prospectus, any applicable prospectus supplement and the information incorporated by reference in this prospectus before making an investment in the securities of ARI Network Services, Inc.  See “Where You Can Find Additional Information” on page 16 for more information.  You should rely only on the information contained in or incorporated by reference in this prospectus or a prospectus supplement.  The Company has not authorized anyone to provide you with different information.  This document may be used only in jurisdictions where offers and sales of these securities are permitted.  You should assume that information contained in this prospectus, or in any document incorporated by reference, is accurate only as of any date on the front cover of the applicable document.  Our business, financial condition, results of operations and prospects may have changed since that date.

NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference into it contain forward-looking statements that involve risks and uncertainties.  The statements contained or incorporated by reference in this prospectus that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Company has made these statements in reliance on the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements.  These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management.  Words such as “expects,” “anticipates,” “targets,” “goals,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “endeavors,” “strives,” “may,” variations of such words, and similar expressions are intended to identify such forward-looking statements.  In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements.

Forward-looking statements are not guarantees of future performance and are subject to various risks, uncertainties and assumptions that are difficult to predict.  Actual results may differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including the Risk Factors included in this prospectus and in our periodic filings with the Securities and Exchange Commission (the “SEC”), incorporated by reference or included in this prospectus.  All forward-looking statements contained in this prospectus are made only as of the date on the prospectus cover or as of the date of the filings incorporated herein by reference, as applicable.  We expressly disclaim any intent to update or alter our forward-looking statements, whether as a result of new information, future events or otherwise.  Before deciding to buy or sell our securities, you should be aware that the occurrence of the events described in these risk factors could harm our business, operating results and financial condition, which consequences could materially diminish the trading price of our securities and/or their value.

Unless the context requires otherwise, in this Prospectus, the “Company,” “ARI Network Services,” “we,” “us” and “our” refer to ARI Network Services, Inc.

ii

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information you should consider in making your investment decision.  You should read this entire prospectus carefully, especially the risks of investing in our Common Stock described under “Risk Factors” and the consolidated financial statements and related notes incorporated by reference in this prospectus, before making an investment decision.

Overview

ARI Network Services, Inc. (“ARI” or the “Company”) provides technology-enabled services that help our customers effectively and efficiently sell more whole goods, parts, garments and accessories (“PG&A”).  Our customer base of more than 22,000 dealers, 195 distributors, and 140 manufacturers utilize ARI’s products and services to drive and manage leads, efficiently service consumers at the parts counter, and enable eCommerce sales of PG&A.  ARI’s solutions are aimed at markets with complex equipment requiring service and sold through an independent dealer channel including the outdoor power, powersports, marine, RV, automotive wheel and tire, and white goods markets.

Our innovative products are powered by a proprietary library of enriched original equipment and aftermarket content that spans more than 469,000 models from over 1,400 manufacturers.

We market our products primarily through software-as-a-service (“SaaS”) and data-as-a-service (“DaaS”) business models that typically contain both an annual auto-renewing subscription component as well as a variable usage-based revenue component.  Our SaaS and DaaS solutions are sold through our internal sales force and are comprised primarily of recurring hosting, licensing and eCatalog subscriptions.  Customers typically sign annual, auto-renewing contracts.  Today, more than 90% of our revenues are recurring.

For additional information relating to the Company and its operations, please refer to the reports incorporated herein by reference as described under the caption “Incorporation of Certain Information by Reference” beginning on page 16.

Our Common Stock is quoted on the OTCQB under the symbol “ARIS”.

The Offering

This prospectus relates to the resale by the Selling Shareholders identified in this prospectus of up to 4,330,667 shares of Common Stock, which consists of 3,200,000 shares of Common Stock and 1,130,667 shares of Common Stock issued or issuable upon exercise of the Warrants (such shares collectively being referred to herein as the “Shares”).  All of the Shares, if and when sold, will be sold by the Selling Shareholders.  The Selling Shareholders may sell their Shares from time to time at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.  We will not receive any proceeds from the sale of Shares by the Selling Stockholders.

The total value of the 4,330,667 Shares covered by this prospectus is $14,161,281, based on the last quoted sale price for our Common Stock of $3.27 on November 8, 2013.

Corporate Information

Our executive offices are located at 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, and our telephone number is (414) 973-4300.  Additional information regarding our Company, including our audited financial statements and descriptions of our business, is contained in the documents incorporated by reference in this prospectus.  See “Where You Can Find Additional Information” on page 16 and “Incorporation of Certain Information by Reference” beginning on page 16.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk.  You should carefully consider the risks and uncertainties described below, together with all of the other information in this prospectus, including our consolidated financial statements and related notes incorporated by reference into this prospectus, before making an investment decision.  If any of the following risks is realized, our business, financial condition, results of operations and prospects could be materially and adversely affected.  In that event, the trading price of our Common Stock could decline and you could lose part or all of your investment.  In assessing these risks, investors should also refer to the other information contained or incorporated by reference in our other filings with the SEC.

The risks and uncertainties described below are not the only ones facing us.  Other events that we do not currently anticipate or that we do not currently deem to be material also may affect our results of operations and financial condition.

Continued unfavorable economic conditions or reduced investments in technology spending may harm our business.

Our business depends on the overall demand for technology services spending, and on the economic health and general willingness of our current and prospective customers to make capital and expense commitments.  If the conditions in the U.S. and global economic environment remain uncertain or continue to be volatile, or if they deteriorate further, our business, operating results and financial condition may be adversely affected.  Our customers sell capital goods, some of which are considered “luxury” in nature, which are highly dependent on the disposable income of end consumers.  Weak or volatile economic conditions, or a reduction in consumer spending may weaken our customers’ demand for eCatalogs, websites, lead management or other technology-enabled services, or their general information technology spending, which would likely harm our business and operating results in a number of ways, including longer sales cycles, potential lower prices for our services, reduced sales, and increased churn.

We may become liable to our customers and lose customers if we have defects or disruptions in our service or if we provide poor service.

Because we deliver some of our technology as a service, errors or defects in the software applications underlying our services, or a failure of our hosting infrastructure, may make our services, in particular our eCommerce services, unavailable to our customers.  Since our customers use our eCommerce services to facilitate their sales, any errors, defects, disruptions in service or other performance problems with our services, whether in connection with the day-to-day operation of our services, upgrades or otherwise, could damage our customers’ businesses.

Despite the implementation of security measures, the core of our network infrastructure is vulnerable to unauthorized access, computer viruses, equipment failure and other disruptive problems, including the following:

•

we and our users may experience interruptions in service as a result of the accidental or intentional actions of Internet users, current and former employees or others;

•

unauthorized access may jeopardize the security of confidential information stored in our computer systems and our customers’ computer systems, which may result in liability to our customers and also may deter potential customers;

•

we may face liability for transmitting to third parties viruses that damage or impair their access to computer networks, programs, data or information;

•

there may be a systemic failure of Internet communications, leading to claims associated with the general unavailability of some of our products; or

•

eliminating computer viruses and alleviating other security or technical problems may require interruptions, delays or cessation of service to our customers.

If we have any errors, defects, disruptions in service or other performance problems with our services, customers could elect not to renew, or delay or withhold payment to us, we could lose future sales or customers may make claims against us, which could result in an increase in our provision for doubtful accounts, an increase in collection cycles for accounts receivable or litigation costs.

Our core markets and verticals are competitive, and if we do not compete effectively, our operating results may be harmed.

The markets for eCatalogs, websites, lead management and other technology-enabled services targeted at our vertical markets are competitive, and the eCommerce area, specifically, is rapidly changing with relatively low barriers to entry.  With the introduction of new technologies and market entrants, we expect competition to remain intense.  In addition, increased competition generally could result in reduced sales, reduced margin or the failure of our services to achieve or maintain more widespread market acceptance.  Competition in our market is based principally upon service breadth and functionality; service performance, security and reliability; ability to tailor and customize services for a specific company, vertical market or industry; ease of use of the service; speed and ease of deployment, integration and configuration; total cost of ownership, including price and implementation and support costs; professional services implementation; strength of customer relationships; and financial resources of the vendor.  To compete effectively, we also must be able to more frequently update our services to meet market demand.

Our principal competitors include Snap-on Business Solutions and Powersports Network, owned by Dominion Enterprises.  Some of our actual and potential competitors enjoy competitive advantages over us, such as greater name recognition within our target vertical markets, larger marketing budgets, as well as substantially greater financial, technical and other resources.  If we are not able to compete effectively, our operating results will be harmed.

The impact of negative factors on the business may not be immediately reflected in our financial results.

Because we recognize subscription revenue over the term of the applicable agreement, non-renewal of subscriptions or reductions in new service agreements may not be reflected immediately in our operating results.  The majority of our revenue in any given period is attributable to service agreements entered into during previous periods.  A decline in new or renewed service agreements in any one period will not be fully reflected in our revenue in that period but will harm our revenue in future periods. As a result, the effect of significant downturns in sales and market acceptance of our services in a particular period may not be fully reflected in our operating results until future periods.  Our subscription model also makes it difficult for us to rapidly increase our revenue through additional sales in any period, because revenue from new customers must be recognized over the applicable subscription term.

Our operating results may fluctuate from quarter to quarter.

We expect that a portion of our revenue in the future will be derived from non-recurring fee income, which consists primarily of revenues from professional services such as software customization and training, software sales and one-time network installation fees.  The timing of receipt of this revenue is dependent upon several factors that we cannot predict.  These factors include:

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the time required to close large license fee and development agreements, which can be delayed due to customer requirements and decision-making processes;

•

the seasonality of certain sectors of the markets in which we operate;

•

delays in the introduction of new products or services and their acceptance by customers; and

•

delays in delivering customized software to our customers.

Our costs are not entirely predictable and may vary from quarter-to-quarter due to acquisitions or non-recurring expenditures.  Cash flows may also vary from quarter to quarter, depending on the timing of disbursements and customer payments.  These fluctuations may make period-to-period comparisons of our results of operations more complex.

Changes in financial accounting standards or practices may cause adverse, unexpected financial reporting fluctuations and harm our operating results.

A change in accounting standards or practices could harm our operating results and may even affect our reporting of transactions completed before the change is effective.  New accounting pronouncements and varying interpretations of accounting pronouncements have occurred and may occur in the future.  Changes to existing rules or the questioning of current practices may harm our operating results or the way we conduct our business and may increase our compliance costs.

Our business could suffer if we are unable to protect our intellectual property rights or become liable for infringing the intellectual property rights of others.

We regard our trademarks, proprietary technology and similar intellectual property as critical to our success, and we rely upon trademark law, trade secret protection, and confidentiality and license agreements with our employees, strategic partners, and others to protect our proprietary rights, but these measures can have only limited effectiveness.  Prevalent use of the Internet has also increased the ease with which third parties can distribute our intellectual property without our authorization.

We intend to pursue the registration of our material trademarks as necessary.  We may not be entitled to the benefits of any such registration until such registration takes effect.  In addition, effective protection may not be available in every country in which our products are available.  Further, we may be subject to claims in the ordinary course of our business, including claims of alleged infringement of the trademarks, copyrights and other intellectual property rights of third parties by us and our licensees.

Other parties may assert claims of infringement of intellectual property or other proprietary rights against us.  These claims, even if without merit, could require us to expend significant financial and managerial resources.  Furthermore, if claims like this were successful, we might be required to change our trademarks, alter our content, products or services, or pay financial damages, any of which could substantially increase our operating expenses.  We also may be required to obtain licenses from others to refine, develop, market and deliver new services.  We may be unable to obtain any needed license on commercially reasonable terms or at all, and rights granted under any licenses may not be valid and enforceable.  In the future we could be subject to legal proceedings and claims from time to time in the ordinary course of our business, including claims of alleged infringement of trademarks and other intellectual property rights of third parties by us and our licensees.  Any such claims could have a material adverse effect on our business, financial condition and operating results.

We may be exposed to risks and costs associated with protecting the integrity and security of our customers’ information.

A significant number of customer make purchases from us using credit cards.  In order for our business to function successfully, we and other market participants must be able to handle and transmit confidential information, including credit card information, securely.  We are not fully compliant with Payment Card Industry, or PCI, Data Security Standards and there can be no assurance that in the future we will be able to operate our facilities and our customer service and sales operations in accordance with PCI or other industry recommended practices.  We intend to obtain compliance with PCI Data Security Standards and will incur additional expenses to attain and maintain PCI compliance.

Further, there is increased litigation over personally identifiable information and we may be subject to one or more claims or lawsuits related to intentional or unintentional exposure of our customer’s personally identifiable information.  Even if we are compliant with such standards, we still may not be able to prevent security breaches involving customer transaction data.  Any breach could cause consumers to lose confidence in the security of our website and choose not to purchase from us.  If a computer hacker or other criminal is able to circumvent our security measures, he or she could destroy or steal valuable information or disrupt our operations.  Any security breach could expose us to risks of data loss, fines, litigation and liability and could seriously disrupt our operations and harm our reputation, any of which could adversely affect our business.

In addition, states and the federal government have enacted additional laws and regulations to protect consumers against identity theft, including laws governing treatment of personally identifiable information.  We collect and store personal information from consumers in the course of doing business.  These laws have increased the costs of doing business and, if we fail to implement appropriate safeguards or we fail to detect and provide prompt notice of unauthorized access as required by some of these laws, we could be subject to potential claims for damages and other remedies.  If we were required to pay any significant amounts in satisfaction of claims under these laws, or if we were forced to cease our business operations for any length of time as a result of our inability to comply fully with any such law, our business, operating results and financial condition could be adversely affected.

We are dependent on our management and employees.

We are dependent on the services of our executive officers and other key employees.  There can be no assurance, however, that we can obtain executives of comparable expertise and commitment in the event of death, disability, or voluntary departure of one of our executive officers or other key employees, or that our business would not suffer material adverse effects as the result of the death, disability, or voluntary departure.  Further, the loss of the services of any one or more of these employees could have an adverse effect on our business.  In addition, we will also need to attract and retain other highly skilled technical and managerial personnel for whom competition is intense.  If we are unable to do so, our business, results of operations and financial condition could be materially and adversely affected.

Our Common Stock has a limited trading market.

Our Common Stock is traded on the OTC Bulletin Board, (the “OTCQB”), which typically provides less liquidity than the NASDAQ Stock Market or other national securities exchanges.  In addition, trading in our Common Stock has historically been thin.  Because of the thinness of the market for our stock, the price of our Common Stock may be subject to manipulation.  This limited trading may adversely affect the liquidity of our Common Stock, not only in terms of the number of shares that can be bought and sold at a given price, but also through delays in the timing of transactions and reduction in security analysts’ and the media’s coverage of us.  As a result, there could be a larger spread between the bid and the ask prices of our Common Stock and an investor may not be able to sell shares of our Common Stock when or at prices they desire.

We may not be able to identify, acquire and successfully integrate acquisitions.

A key component of our growth strategy has been and will continue to be acquisitions and other business development opportunities that solidify or accelerate our market position in our core offerings and vertical markets.  The successful implementation of this strategy depends upon our ability to identify suitable acquisition candidates, acquire such businesses on acceptable terms, finance the acquisitions and integrate their operations successfully into ARI.  There can be no assurance that such candidates will be available or, if such candidates are available, that the price will be attractive or that we will be able to identify, acquire, finance or integrate such businesses successfully.  In addition, in pursuing such acquisition opportunities, we may compete with other entities with similar growth strategies; these competitors may be larger and have greater financial and other resources than ARI.  Competition for these acquisition targets could also result in increased prices of acquisition targets and/or a diminished pool of companies available for acquisition.

The successful integration of these acquisitions also may involve a number of additional risks, including: (i) the inability to retain the clients of the acquired business; (ii) the lingering effects of poor client relations or service performance by the acquired business, which also may taint our existing business; (iii) the inability to retain the desirable management, key personnel and other employees of the acquired business; (iv) the inability to fully realize the desired efficiencies and economies of scale; (v) the inability to establish, implement or police ARI’s existing standards, controls, procedures and policies in the acquired business; (vi) diversion of management attention; and (vii) exposure to client, employee and other legal claims for activities of the acquired business prior to acquisition.  In addition, any acquired business could perform significantly worse than expected.

The inability to identify, acquire, finance and successfully integrate acquisitions could have a material adverse effect on ARI or its estimated or desired business, income, growth or other condition and results.

Future acquisitions, financing arrangements or exercises of outstanding options and warrants  may result in dilution to existing shareholders.

The timing, size and success of acquisition efforts and any capital commitments cannot be readily predicted.  Future acquisitions or investments may be financed by issuing shares of Common Stock, cash, or a combination thereof.  To the extent our Common Stock is used for all or a portion of the consideration to be paid for future acquisitions or investments, shareholders’ ownership will be diluted.

We face risks with our international strategy.

Our business strategy includes increasing our presence in the non-U.S. markets.  This strategy presents a number of special risks, including:

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managing more geographically diverse operations;

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dealing with currency fluctuations;

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the increased costs of operation;

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only having a small number of employees in these markets;

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our dependence on value-added resellers and contractors to sell and service our products;

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a much smaller and more concentrated current customer base; and

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the assumption that U.S. international policy will remain favorable towards the countries in which we sell our products and services.

Our historical losses have resulted in accumulated deficits on the balance sheet.

While we have been profitable in recent years, we have experienced net losses in numerous fiscal years since our organization in 1981, including fiscal 2013.  These net losses have resulted in an accumulated deficit of $88,762,000 at July 31, 2013.  We may not be able to attain or increase profitability in the future.  As a result of these historical losses, our financial position has been weakened, and our ability to finance our growth may be constrained.

We will require a significant amount of cash to service our indebtedness.  Our ability to generate cash depends on certain factors beyond our control.

Our ability to make principal and interest payments on our indebtedness and to fund planned capital expenditures and product development efforts will depend on our ability to generate cash in the future.  Our future operating performance and financial results will be subject, in part, to factors beyond our control, including dealer bankruptcies in the vertical markets we serve, and general economic, financial and business conditions.  We cannot assure that our business will generate sufficient cash flow from operations or that future financing facilities will be available to us in an amount sufficient to enable us to pay our indebtedness or to fund our other liquidity needs.

If we are unable to generate sufficient cash flow to service our debt, we may be required to:

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refinance all or a portion of our debt or obtain additional financing, neither of which can be assured and may be at terms that are less favorable than our current financing arrangements;

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sell some of our assets or operations;

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reduce or delay capital expenditures, research and development efforts and acquisitions; or

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revise or delay our strategic plans.

If we are required to take any of these actions, it could have a material adverse effect on our business, financial condition and results of operations.  In addition, we cannot assure that we would be able to take any of these actions, that these actions would enable us to continue to satisfy our capital requirements or that these actions would be permitted under the terms of our various debt instruments.

Market for the Common Equity and Related Shareholder Matters

ARI’s Common Stock is currently quoted on the OTCQB under the symbol ARIS.  The following table sets forth the high and low sales price for the periods indicated.  OTCQB quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily reflect actual transactions.

Fiscal Quarter Ended:	High	Low
7/31/2011	$0.99	$0.48
10/31/2011	$0.99	$0.66
1/31/2012	$3.00	$1.00
4/30/2012	$1.95	$1.27
7/31/2012	$1.66	$0.90
10/31/2012	$1.30	$0.90
1/31/2013	$2.14	$1.12
4/30/2013	$2.49	$1.56
7/31/2013	$3.05	$2.25
Interim Period 8/1/2013 – 11/8/2013	$3.40	$2.70

As of October 18, 2013, there were 913 holders of record of ARI Common Stock.  We have not paid cash dividends to date and have no current intention to pay cash dividends.  Our ability to make distributions to our shareholders, including cash dividends, is also restricted under the terms of our credit facilities.

During fiscal 2013 and for the period from August 1, 2013 to the date of this prospectus, the Company did not repurchase any of its equity securities.

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding the beneficial ownership of shares of Common Stock by each person known by the Company to beneficially own 5% or more of the Common Stock, by each director or nominee of the Company, by certain executive officers of the Company, and by all directors and executive officers of the Company as a group as of October 29, 2013 (unless otherwise indicated).  The address for each of the persons listed below is 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, unless otherwise specified.

Name and Address of Beneficial Owners	Amount and Nature of Beneficial Ownership (1)	Percent of Class

Wynnefield Funds (6) 450 Seventh Avenue, Suite 509 New York, NY 10123	1,727,989	12.39%

12 West Capital Management Funds (5) 90 Park Avenue, 41st Floor New York, NY 10016	1,451,290	10.41%

Michael D. Sifen, Inc. (4) 500 Central Drive, Suite 106 Virginia Beach, VA 23454	1,205,128	8.64%

Peter H. Kamin (3) One Avery Street, 17B Boston, MA 02111	1,140,314	8.18%

Briggs & Stratton Corporation (2) 12301 West Wirth Street Milwaukee, WI 53201	840,000	6.02%

Roy W. Olivier (7)	648,602	4.65%

Brian E. Dearing	453,573	3.25%

Gordon J. Bridge	194,653	*

William C. Mortimore	111,798	*

Darin R. Janecek	104,024	*

Jon M. Lintvet (8)	94,348	*

P. Lee Poseidon	67,981	*

James R. Johnson	19,000	*

William H. Luden, III	46,245	*

Robert Y. Newell, IV	40,253	*

Dwight Mamanteo	21,900	*
All current executive officers and directors as a group (12 persons)	1,835,746	13.16%

____________________

* denotes less than 1%

(1)

Except as otherwise noted, the persons named in the above table have sole voting and investment power with respect to all shares shown as beneficially owned by them.  Includes options exercisable within 60 days of October 29, 2013 as follows:  Mr. Olivier (350,000 shares), Mr. Janecek (77,500 shares), Mr. Lintvet (85,000 shares), Mr. Dearing (155,834 shares), Mr. Bridge (124,385 shares), Mr. Johnson (10,000 shares), Mr. Luden (10,000 shares), Mr. Newell (5,000 shares), Mr. Mortimore (99,375 shares), Mr. Poseidon (19,000 shares), Mr. Mamanteo (5,000 shares), and all executive officers and directors as a group (969,219 shares).

(2)

Ownership information is provided as of March 16, 2000 based upon Schedule 13D amendment filed April 3, 2000.

(3)

Total includes 349,740 shares of Common Stock held by Mr. Kamin, 151,900 shares held by the Peter H. Kamin Children’s Trust, 218,040 shares held by the Peter H. Kamin Profit Sharing Plan, 30,700 shares held by the Peter H. Kamin Family Foundation, 333,333 shares held by the Peter H. Kamin Revocable Trust and 56,601 shares held by 3K Limited Partnership.  Ownership information is provided as of January 31, 2013 based on an amended Schedule 13G/A filed on such date, except with respect to shares held by the Peter H. Kamin Revocable Trust (the “Revocable Trust”), 250,000 of which are known to the Company to have been issued to the Revocable Trust as of March 12, 2013 in connection with the Company’s private placement, and 83,333 of which are known to the Company to have been issued as a result of the exercise of the Warrant issued in connection with the Company’s private placement.

(4)

Ownership information is provided as of March 15, 2013 based upon Schedule 13G filed on May 22, 2013 by Michael D. Sifen, Inc.  Total includes 498,461 shares of Common Stock held by Michael D. Sifen and 706,667 shares of Common Stock held by Michael D. Sifen, Inc., an entity controlled by Mr. Sifen.  Ownership information is based on the Company’s information with respect to (i) share certificates transferred to Mr. Sifen by the Company’s transfer agent on October 17, 2011 related to shares of Common Stock acquired by Channel Blade Technologies Corporation (“Channel Blade”) on April 29, 2009 in connection with the Company’s acquisition of substantially all of the assets of Channel Blade; (ii) shares of Common Stock issued by the Company to Michael D. Sifen, Inc., an entity controlled by Mr. Sifen, as of December 4, 2012; and (iii) shares of Common Stock issued to Michael D. Sifen, Inc. as a result of the exercise of the Warrant issued in connection with the Company’s private placement.

(5)

Ownership information is provided as of July 29, 2013 based upon Schedule 13G/A filed on July 31, 2013 by 12 West Capital Management LP (“12 West Management”) and Form 4 filed on July 31, 2013.  12 West Management serves as the investment manager to 12 West Capital Fund LP, a Delaware limited partnership (“12 West Onshore Fund”), and 12 West Capital Offshore Fund LP, a Cayman Islands exempted limited partnership (“12 West Offshore Fund”), and possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company held by 12 West Onshore Fund and 12 West Offshore Fund.  Joel Ramin, as the sole member of 12 West Capital Management, LLC, the general partner of 12 West Management, possesses the voting and dispositive power with respect to all securities beneficially owned by 12 West Management.  Total includes 995,610 shares of Common Stock held by 12 West Onshore Fund and 455,680 shares of Common Stock held by 12 West Offshore Fund.

(6)

Ownership information is provided as of July 30, 2013 based in part upon Schedule 13D/A filed on July 31, 2013 by Wynnefield Partners Small Cap Value, L.P. (“Partners”), Wynnefield Partners Small Cap Value, L.P. I (“Partners I”), Wynnefield Small Cap Value Offshore Fund, Ltd. (“Offshore”), Wynnefield Capital Management, LLC (“WCM”), Wynnefield Capital, Inc. (“WCI”), Nelson Obus and Joshua Landes (collectively the “Wynnefield Reporting Persons”) and Form 4 filed on July 31, 2013.  According to the filings, Partners, Partners I, Offshore, WCM, and WCI are each separate and distinct entities with different beneficial owners (whether designated as limited partners, shareholders or members).  WCM, a New York limited liability company, is the general partner of Partners and Partners I, each a private investment company organized as a limited partnership under the laws of the State of Delaware.  Nelson Obus and Joshua Landes are the co-managing members of WCM.  WCM is the sole general partner of Partners and Partners I and, accordingly, may be deemed to be the indirect beneficial owner of the shares of Common Stock that Partners and Partners I beneficially own.  WCM, as the sole general partner of Partners and Partners I, has the sole power to direct the voting and disposition of the shares of Common Stock that Partners and Partners I beneficially own.  Messrs. Obus and Landes are the co-managing members of WCM and, accordingly, they may be deemed to be the indirect beneficial owners of the shares of Common Stock that WCM may be deemed to beneficially own.  Messrs. Obus and Landes, as co-managing members of WCM, have the sole power to direct the voting and disposition of the shares of Common Stock that WCM may be deemed to beneficially own.  Total includes 518,201, 822,558 and 387,230 shares of Common Stock held by Partners, Partners I and Offshore, respectively.

(7)

Mr. Olivier’s total includes 163,352 shares held in the Company’s 401(k) plan, of which Mr. Olivier is a trustee with voting power.  Mr. Olivier disclaims any beneficial ownership in these shares in excess of his pecuniary interest 13,246 shares).

(8)

Jon M. Lintvet is no longer an executive officer of the Company, effective August 20, 2013.

Use of Proceeds

We will not receive any proceeds from the sale of the Common Stock offered through this prospectus by the Selling Shareholders.  We may receive proceeds from the issuance of shares of our Common Stock upon the exercise of the Warrants, if exercised for cash.  We intend to use any proceeds from exercise of the Warrants for working capital and other general corporate purposes.

Selling Security Holders

The Company has included in this prospectus up to 4,330,667 Shares, which consists of (i) 3,200,000 shares of Common Stock; (ii) 1,066,667 shares of Common Stock issued or issuable upon exercise of the Purchaser Warrants, each of (i) and (ii) as issued pursuant to the Securities Purchase Agreement; and (iii) 64,000 shares of Common Stock issuable upon exercise of the Placement Agent Warrants.  See “Description of Securities to be Registered” beginning on page 13.  The Company received gross proceeds of approximately $4.5 million and the extinguishment of $300,000 of debt from the private placement.

Each investor in the private placement represented to us that it was an accredited investor and that it was acquiring the Shares and the Warrants for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof in a manner that would violate the Securities Act or any applicable state securities laws.

The table provided below sets forth certain information regarding the Selling Shareholders, the Shares that may be offered by this prospectus, as well as other shares of Common Stock beneficially owned by them.  Selling Shareholders may offer Shares under this prospectus from time to time and may elect to sell none, some or all of the Shares set forth below.  As a result, we cannot estimate the number of Shares of Common Stock that a Selling Shareholder will beneficially own after termination of sales under this prospectus.  However, for the purposes of the table below, we have assumed that, after completion of the offering, none of the Shares covered by this prospectus will be held by the Selling Shareholders.  In addition, a Selling Shareholder may have sold, transferred or otherwise disposed of all or a portion of that holder’s Shares since the date on which they provided information for this table.  We are relying on the Selling Shareholders to notify us of any changes in their beneficial ownership after the date they originally provided this information.  See “Plan of Distribution” beginning on page 11.  Unless otherwise disclosed in the footnotes to the table below, except for the ownership of the Common Stock and Warrants, the Selling Shareholders have not had any material relationship with us within the past three years.

Under the terms of the Warrants, a Warrant holder (each a “Holder”) may not exercise the Warrants held by such Holder to the extent that, after giving effect to such exercise, such Holder would beneficially own in excess of 4.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of the shares of Common Stock issuable upon exercise of such Holder’s Warrant.  Holders may, upon not less than 61 days’ prior written notice to the Company, increase or decrease the foregoing limitation, provided that, unless expressly waived in writing by the Company prior to the 61st day after such written notice is delivered to the Company, the beneficial ownership limitation in no event exceeds 9.99% (19.99% for certain Holders) of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Warrant held by the Holder.  These limitations will apply to any successor Holder; provided, however, that any increase in the beneficial ownership limitation in excess of 9.99% will not apply to any permitted assignee or other transferee of the Holder.

Selling Shareholder (1) (2)	Number of Shares Owned before Offering (3)	Number of Shares Covered by This Prospectus (3)		Number of Shares Owned after Offering (4)	Percentage of Shares Owned after Offering (4)(5)
Peter H. Kamin Revocable Trust (6)	333,333	333,333		-	-%
Cooper Family Trust dtd 8/1/04 (7)	428,217	95,467	(8)	332,750	2.48%
Michael D. Sifen, Inc. (9)	706,667	266,667		440,000	3.28%
Neal Garber Feagans	133,333	133,333		-	-%
Lake Street Fund, LP (10)	666,667	666,667		-	-%
12 West Capital Fund, LP (11)	912,592	823,200		89,392	0.67%
12 West Capital Offshore Fund, LP (11)	417,698	376,800		40,898	0.31%
Wynnefield Partners Small Cap Value, LP (12)	464,304	360,000		104,304	0.78%
Wynnefield Partners Small Cap Value, LP I (12)	738,348	572,400		165,948	1.24%
Wynnefield Small Cap Value Offshore Fund, Ltd. (12)	346,637	267,600		79,037	0.59%
Special Situations Private Equity Fund (13)	400,000	400,000		-	-%
Ascendiant Capital Partners, LLC (14)	35,200	35,200		-	-%

(1)

If required, information about other selling security holders, except for any future transferees, pledges, donees or successors of Selling Shareholders named in the table above, will be set forth in a prospectus supplement or amendment to the registration statement of which this prospectus is a part.  Additionally, post-effective amendments to the registration statement will be filed to disclose any material changes to the plan of distribution from the description contained in the final prospectus.

(2)

None of the Selling Shareholders are broker-dealers.  None of the Selling Shareholders are affiliates of broker-dealers except for the following:  the Cooper Family Trust dtd 8/1/04 (the “Cooper Trust”); Lake Street Fund, L.P. (“Lake Street Fund”); and Ascendiant Capital Partners, LLC (“Ascendiant Capital Partners”).  Each of the Cooper Trust, Lake Street Fund and Ascendiant Capital Partners certified to the Company at the time of their acquisition of the Shares that they acquired the Shares in the ordinary course of business, and that at the time of the acquisition of the Shares they had no agreements or understandings, directly or indirectly, with any person to distribute the Shares.

(3)

Amounts include the number of shares of Common Stock issued or issuable upon exercise of the Warrants, as follows:  Peter H. Kamin Revocable Trust – 83,333; Cooper Trust – 45,467; Michael D. Sifen, Inc. – 66,667; Neal Garber Feagans – 33,333; Lake Street Fund, LP – 166,667; 12 West Capital Fund, LP – 205,800; 12 West Capital Offshore Fund, LP – 94, 200; Wynnefield Partners Small Cap Value, LP – 90,000; Wynnefield Partners Small Cap Value, LP I – 143,100; Wynnefield Small Cap Value Offshore Fund, Ltd. – 66,900; Special Situations Private Equity Fund – 100,000; and Ascendiant Capital Partners – 35,200.

(4)

Amounts assume the sale of all Shares offered by this prospectus.  Amounts do not include shares of Common Stock that may have been acquired by the Selling Shareholders subsequent to June 11, 2013.  See “Security Ownership of Certain Beneficial Owners” for information regarding beneficial ownership of owners of 5% or more of the Common Stock as of October 29, 2013.

(5)

Percentages are based upon 13,396,857 shares of Common Stock outstanding as of June 11, 2013, plus 1,130,667 shares of Common Stock issued or issuable upon exercise of the Warrants.

(6)

Peter H. Kamin has sole voting and investment power over the Shares held by the Peter H. Kamin Revocable Trust.

(7)

Chad J. Cooper and Nancy N. Cooper, the Co-Trustees of the Cooper Trust, have shared voting and investment power over the Shares held by the Cooper Trust.  Mr. Cooper is an affiliate of Ascendiant Capital Markets, LLC (“Ascendiant Capital Markets”).  Ascendiant Capital Markets served as the placement agent for the private placement.

(8)

Includes 28,800 Placement Agent Warrants issued to Selling Shareholder in its capacity as an affiliate of Ascendiant Capital Markets.

(9)

Michael D. Sifen has sole voting and investment power over the Shares held by Michael D. Sifen, Inc.

(10)

Scott W. Wood has sole voting and investment power over the Shares held by Lake Street Fund, L.P.

(11)

Joel Ramin has sole voting and investment power over the Shares held by 12 West Capital Fund, LP and 12 West Capital Offshore Fund, LP.

(12)

Nelson Obus and Joshua Landes have shared voting and investment power over the Shares held by Wynnefield Partners Small Cap Value, LP, Wynnefield Partners Small Cap Value, LP I and Wynnefield Small Cap Value Offshore Fund, Ltd.

(13)

Austin Marxe and David Greenhouse have shared voting and investment power over the Shares held by Special Situations Private Equity Fund.

(14)

Bradley J. Wilhite and Mark A. Bergendahl have shared voting and investment power over the shares held by Ascendiant Capital Partners.  The Company and Ascendiant Capital Markets, an affiliate of Ascendiant Capital Partners, are parties to an engagement letter dated February 5, 2013 (the “Engagement Letter”) pursuant to which Ascendiant Capital Markets agreed to act as financial advisor and non-exclusive placement agent for the Company in connection with potential sales of securities, in accordance with the terms of the Engagement Letter.  Pursuant to the Engagement Letter, Ascendiant Capital Markets served as the placement agent in connection with the private placement in which the Shares to which this prospectus relates were issued.  In consideration for such services, the Company paid Ascendiant Capital Markets a fee in the amount of $288,000 and issued to the Selling Shareholder and the Cooper Trust Warrants to purchase, in the aggregate, 64,000 shares of Common Stock, which are covered by this prospectus.

On March 12, 2013, the Company entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with each of the Selling Shareholders other than Ascendiant Capital Partners (the “Purchasers”).  Under the Securities Purchase Agreement, the Company agreed to sell and the Purchasers agreed to purchase (1) an aggregate of 3,200,000 Shares of the Common Stock for an amount equal to a per share purchase price of $1.50, and (2) Warrants to purchase an aggregate of 1,066,667 shares of Common Stock (the “Warrant Shares”).  The Warrants, which were issued pursuant to Common Stock Purchase Warrant agreements dated March 15, 2013, were exercisable immediately upon issuance (subject to certain beneficial ownership restrictions as described in the paragraph preceding the Selling Security Holder table set forth above) at an exercise price of $2.00 per share and will expire on March 15, 2018.  In connection with the transaction, the Company received gross cash proceeds of $4,500,000, plus forgiveness of $300,000 of indebtedness as described below.  All of the purchases of securities under the Securities Purchase Agreement, including the forgiveness of indebtedness described below, were completed on March 15, 2013.

In lieu of the $1.50 per share cash consideration for the 200,000 Shares (and 66,667 Warrants) issued to Michael D. Sifen, Inc. (the “Sifen Entity”) under the Securities Purchase Agreement, the Company received forgiveness of $300,000 of indebtedness under the $3,500,000 Secured Non-Negotiable Subordinated Promissory Note dated November 28, 2012 issued to the Sifen Entity (the “Sifen Note”).  There were no conditions specific to this forgiveness of indebtedness other than the issuance of the Shares and Warrants to the Sifen Entity in accordance with the terms of the Securities Purchase Agreement.  The Sifen Note had been issued to the Sifen Entity, which is controlled by Michael D. Sifen, a pre-existing shareholder of the Company, to fund a portion of the purchase price paid by the Company in connection with the Company’s November 2012 acquisition of substantially all of the assets of the retail services division of Fifty Below Sales & Marketing, Inc.  The remaining $3,200,000 balance on the Sifen Note was retired in full as of April 26, 2013 in a separate transaction in connection with the Company’s refinancing of its indebtedness.

The transactions contemplated by the Securities Purchase Agreement, including the issuance of the Shares and the Warrants, were completed on March 15, 2013.  In connection with the Securities Purchase Agreement, the Company entered into a Registration Rights Agreement dated March 12, 2013 with each of the Selling Shareholders pursuant to which the Company agreed to file and maintain, in accordance with the terms of the Registration Rights Agreement, a Registration Statement covering the resale of the Shares and the Warrant Shares, of which this prospectus is a part.

On July 26, 2013 and July 29, 2013, the Company entered into First Amendment to Common Stock Purchase Warrant agreements with certain Purchasers whereby the exercise price with respect to Warrants to purchase, in aggregate, 916,667 shares of Common Stock was reduced to $1.80 per share from the date of the Warrant amendments through July 30, 2013, after which time the exercise would revert to $2.00 per share.  The Warrant amendments included provisions waiving, as applicable, the beneficial ownership restrictions on exercise, as described in the paragraph preceding the Selling Security Holder table, above.  Purchasers who entered into Warrant amendments included:  Peter H. Kamin Revocable Trust; Lake Street Fund, LP; 12 West Capital Fund, LP; 12 West Capital Offshore Fund, LP; Wynnefield Partners Small Cap Value, LP; Wynnefield Partners Small Cap Value, LP I; Wynnefield Small Cap Value Offshore Fund, Ltd.; and Michael D. Sifen, Inc.  The Warrant amendments were entered pursuant to individual negotiations with each of the participating Purchasers.

With the exceptions of the Securities Purchase Agreement, the Sifen Note, the Registration Rights Agreement and the Warrant amendments described above, and the Engagement Letter described in footnote 14 to the Selling Security Holder table set forth above, pursuant to which Warrants were issued to the Cooper Trust and Ascendiant Capital Partners, LLC, there are no other material arrangements, agreements or relationships between the Company and the Selling Shareholders ongoing, nor have any such arrangements, agreements or relationships been in effect during the past three years, other than in the Selling Shareholders’ capacity as shareholders of the Company.

On June 5, 2013, Dwight Mamanteo was appointed to the Company’s Board of Directors.  Mr. Mamanteo is a Portfolio Manager at Wynnefield Capital, Inc., a private investment management firm that is an affiliate of Selling Shareholders Wynnefield Partners Small Cap Value, LP, Wynnefield Partners Small Cap Value, LP I, and Wynnefield Small Cap Value Offshore Fund, Ltd.  Mr. Mamanteo’s appointment to the Company’s Board of Directors was not pursuant to any previous arrangement between the Company, Mr. Mamanteo or any other person.

Plan of Distribution

Each Selling Shareholder and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTCQB or any other stock exchange, market or trading facility on which the securities are traded or in private transactions.  These sales may be at fixed or negotiated prices.  A Selling Shareholder may use any one or more of the following methods when selling securities:

•

ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•

block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transactions;

•

purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•

an exchange distribution in accordance with the rules of the applicable exchange;

•

privately negotiated transactions;

•

settlement of short sales;

•

in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

•

through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•

a combination of any such methods of sale; or

•

any other method permitted pursuant to applicable law.

The Selling Shareholders may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Shareholders may arrange for other brokers-dealers to participate in sales.  Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume.  The Selling Shareholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities.  The Selling Shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Shareholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.  Each Selling Shareholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities.  The Company has agreed to indemnify the Selling Shareholders and the Selling Shareholders have agreed to indemnify the Company against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Shareholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  The Selling Shareholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Shareholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Shareholders without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the Company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws.  In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the Common Stock by the Selling Shareholders or any other person.  We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

Description of Securities to be Registered

As of the date of this prospectus, our authorized capital stock consists of 25,000,000 shares of Common Stock, $0.001 par value per share; 1,000,000 shares of cumulative preferred stock, $0.001 par value per share; and 100,000 shares of junior preferred stock, $0.001 par value per share.  No shares of cumulative preferred stock or junior preferred stock are issued or outstanding.

Common Stock

Voting Rights.  In connection with the election of directors of the Company and for all other corporate purposes, each holder of Common Stock is entitled to one vote for each share of Common Stock held of record by such shareholder.  The holders of Common Stock are not entitled to cumulative voting rights.  Generally, all matters to be voted on by shareholders must be approved by a majority, or, in the case of election of directors, by a plurality, of the shares of Common Stock present in person or represented by proxy and entitled to vote.

Dividends.  Subject to preferences that may be applicable to any outstanding series of preferred stock, holders of Common Stock are entitled to receive such dividends as may be declared thereon from time to time by the Company’s Board of Directors, in its discretion, out of funds legally available for payment of dividends on Common Stock.

The Company has not paid cash dividends on the Common Stock in the past and does not intend pay dividends in the foreseeable future.

Classification of Board of Directors.  The Company’s Board of Directors is divided into three classes, and the term of office of directors of each class is three years.

Other Rights of Common Stock.  In the event of the voluntary or involuntary dissolution, liquidation or winding up of the Company, after there have been paid to or set aside for the holders of shares of any outstanding series of preferred stock the full preferential amounts to which such holders may be entitled, the holders of outstanding shares of Common Stock will be entitled to share ratable, according to the number of shares held by each, in the remaining assets of the Company available for distribution.  Holders of Common Stock have no preemptive or other subscription rights, and the shares of Common Stock are not subject to further calls or assessment by the Company.  There are no conversion rights or sinking fund provisions applicable to the shares of Common Stock.

Anti-takeover Provisions of Wisconsin Business Corporation Law

Business combination statute

The Company is subject to Sections 180.1140 to 180.1144 of the WBCL, which prohibit a Wisconsin corporation from engaging in a “business combination” with an interested shareholder for a period of three years following the date such person became an interested shareholder, unless before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in such person becoming an interested shareholder.

The Company may engage in a business combination with an interested shareholder after the expiration of the three-year period with respect to such shareholder only if one or more of the following is satisfied:

•

the Company’s board of directors approved the acquisition of stock before such shareholder’s acquisition date;

•

the business combination is approved by a majority of the outstanding voting stock not beneficially owned by such shareholder; or

•

the consideration to be received by shareholders meets certain fair price requirements of the statute with respect to form and amount.

In general, Sections 180.1140 to 180.1144 define business combinations between a “resident domestic corporation” and an “interested shareholder” to include the following:

•

a merger or share exchange with an interested shareholder or a corporation that is, or after the merger or share exchange would be, an affiliate or associate of an interested shareholder;

•

a sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets to or with an interested shareholder or affiliate or associate of an interested shareholder equal to 5% or more of the aggregate market value of the assets or outstanding stock of the resident domestic corporation or 10% of its earning power or income;

•

the issuance or transfer of stock or rights to purchase stock with a market value equal to 5% or more of the outstanding stock of the resident domestic corporation;

•

the adoption of a plan of liquidation or dissolution; and

•

certain other transactions involving an interested shareholder.

Section 180.1140(8)(a) defines an “interested shareholder” as a person who beneficially owns, directly or indirectly, at least 10% of the voting power of the outstanding voting stock of a resident domestic corporation or who is an affiliate or associate of the resident domestic corporation and beneficially owned at least 10% of the voting power of the then-outstanding voting stock within the last three years.

Section 180.1140(9)(a) defines a “resident domestic corporation” as a Wisconsin corporation that has a class of voting stock that is registered or traded on a national securities exchange or that is registered under Section 12(g) of the Exchange Act and that, as of the relevant date, satisfies any of the following: (i) its principal offices are located in Wisconsin, (ii) it has significant business operations located in Wisconsin, (iii) more than 10% of the holders of record of its shares are residents of Wisconsin or (iv) more than 10% of its shares are held of record by residents in Wisconsin.  The Company is a resident domestic corporation for purposes of these statutory provisions.

Fair price statute

Sections 180.1130 to 180.1133 of the WBCL provide that certain mergers, share exchanges or sales, leases, exchanges or other dispositions of assets in a transaction involving a “significant shareholder” and a resident domestic corporation require a supermajority vote of shareholders in addition to any approval otherwise required, unless shareholders receive a fair price for their shares that satisfies a statutory formula.  A “significant shareholder” for this purpose is defined as a person or group who beneficially owns, directly or indirectly, 10% or more of the voting stock of the corporation, or is an affiliate of the corporation and beneficially owned, directly or indirectly, 10% or more of the voting stock of the corporation within the last two years.  Any business combination to which the statute applies must be approved by 80% of the voting power of the corporation’s stock and at least two-thirds of the voting power of the corporation’s stock not beneficially owned by the significant shareholder who is a party to the relevant transaction or any of its affiliates or associates, in each case voting together as a single group, unless the following standards have been met:

•

the aggregate value of the per share consideration is equal to the highest of:

o

the highest per share price paid for any shares of the same class of common stock of the corporation by the significant shareholder in the transaction in which it became a significant shareholder or within two years before the date of the business combination;

o

the market value per share of the same class of the corporation’s common stock on the date of commencement of any tender offer by the significant shareholder, the date on which the person became a significant shareholder or the date of the first public announcement of the proposed business combination, whichever is higher; or

o

the highest preferential amount per share of the same class of common stock in a liquidation or dissolution to which holders of the shares would be entitled; and

•

either cash, or the form of consideration used by the significant shareholder to acquire the largest number of shares, is offered.

Control share voting restrictions

Pursuant to Section 180.1150 of the WBCL, unless otherwise provided in the articles of incorporation or otherwise specified by the board of directors, the voting power of shares of a resident domestic corporation held by any person or group of persons acting together, including shares issuable upon conversion of convertible securities or upon exercise of options or warrants, in excess of 20% of the voting power in the election of directors is limited to 10% of the full voting power of those shares.  The Company is governed by the provisions of this section because neither the Company’s articles of incorporation, as amended, nor any resolution adopted by the Company’s board of directors, provides or specifies otherwise.

Defensive action restrictions

Section 180.1134 of the WBCL provides that, in addition to the vote otherwise required by law or the articles of incorporation of a resident domestic corporation, the approval of the holders of a majority of the shares entitled to vote on the proposal is required before such corporation can take certain actions while a takeover offer is being made or after a takeover offer has been publicly announced and before it is concluded.  This statute requires shareholder approval for the corporation to do either of the following: (i) acquire more than 5% of its outstanding voting shares at a price above the market price from any individual or organization that owns more than 3% of the outstanding voting shares and has held such shares for less than two years, unless a similar offer is made to acquire all voting shares and all securities that may be converted into voting shares; or (ii) sell or option assets of the corporation that amount to 10% or more of the market value of the resident domestic corporation, unless the corporation has at least three independent directors (directors who are not officers or employees) and a majority of the independent directors vote not to have this provision apply to the resident domestic corporation.  The Company has more than three independent directors.

Constituency or stakeholder provision

Pursuant to Section 180.0827 of the WBCL, in discharging his or her duties to us and in determining what he or she believes to be in the Company’s best interests, a director or officer may, in addition to considering the effects of any action on shareholders, consider the effects of the action on employees, suppliers, customers, the communities in which the Company operates and any other factors that the director or officer considers pertinent.

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is American Stock Transfer & Trust Company, LLC.

Quotation

Our Common Stock is quoted on the OTCQB Market under the symbol “ARIS”.

Legal Matters

Certain legal matters relating to the validity of the Shares offered by this prospectus will be passed upon for us by Godfrey & Kahn, S.C., Milwaukee, Wisconsin.

Experts

Wipfli LLP, an independent registered public accounting firm, has audited our financial statements included in our Annual Report on Form 10-K for the year ended July 31, 2013, as stated in their report, which is incorporated by reference in this prospectus.  Our financial statements are incorporated by reference in reliance on Wipfli LLP’s report, given upon their authority as experts in accounting and auditing.

Information with Respect to the Registrant

A substantial portion of the information required to be disclosed in the registration statement of which this prospectus is a part is incorporated by reference to our latest report on Form 10-K and subsequent reports filed with the SEC.  See “Incorporation of Certain Information by Reference” on page 16.

Material Changes

There have been no material changes in the Company’s affairs since July 31, 2013 that have not been described in our Annual Report on Form 10-K, as amended, which is incorporated by reference herein.

Where You Can Find Additional Information

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC.  You may read and copy any document filed by the Company at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.  The Company’s filings with the SEC are also available to the public at the SEC’s Internet web site at http://www.sec.gov.  You may also read and copy this information at the Financial Industry Regulatory Authority, 1735 K Street, N.W., Washington, D.C. 20006.

The Company has filed a registration statement, of which this prospectus is a part, covering the Shares offered hereby.  As allowed by Commission rules, this prospectus does not include all of the information contained in the registration statement and the included or incorporated exhibits, financial statements and schedules.  You are referred to the registration statement and the included or incorporated exhibits, financial statements and schedules for further information.  This prospectus is qualified in its entirety by such other information.

Incorporation of Certain Information by Reference

The SEC allows the Company to “incorporate by reference” the information that is filed by the Company with the SEC, which means that the Company can disclose important information to you be referred you to those documents.  The documents incorporated by reference (excluding any portion of such documents that have been “furnished” but not “filed” for purposes of the Securities Act of 1934, as amended) are:

1.

The Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2013, filed with the SEC on October 29, 2013; and

2.

Amendment No. 1 to the Company’s Annual Report on Form 10-K/A for the fiscal year ended July 31, 2013, filed with the SEC on October 30, 2013.

The Company will provide, without charge, to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon such person’s written or oral request, a copy of any and all of the information incorporated by reference in this prospectus, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the information that this prospectus incorporates.  Requests should be directed to the Secretary at ARI Network Services, Inc., 10850 West Park Place, Suite 1200, Milwaukee, Wisconsin 53224, telephone number (414) 973-4300.  You may also find these documents in the “Investors” section of our website, www.arinet.com.  The information on our website is not incorporated into this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, payable by the Company in connection with the registration and sale of the Common Stock being registered.  All amounts are estimates except the SEC registration fee.

Amount to be paid
SEC registration fee	$1,483
Printing expense	2,500
Legal fees and expenses	5,000
Common Stock, par value $0.001 per share	5,000
Transfer Agent fees	1,000
Miscellaneous fees	2,500
Total	$17,483

Item 14.

Indemnification of Directors and Officers

Section 180.0851 of the Wisconsin Business Corporation Law (the “WBCL”) requires a corporation to indemnify a director or officer, to the extent such person is successful on the merits or otherwise in the defense of a proceeding, for all reasonable expenses incurred in the proceeding, if such person was a party to such proceeding because he or she was a director or officer of the corporation.  In cases where a director or officer is not successful on the merits or otherwise in the defense of a proceeding, a corporation is required to indemnify a director or officer against liability incurred by the director or officer in a proceeding if such person was a party to such proceeding because he or she is a director or officer of the corporation unless it is determined that he or she breached or failed to perform a duty owed to the corporation and such breach or failure to perform constitutes:  (i) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful or no reasonable cause to believe his or her conduct was unlawful; (iii) a transaction from which the director or officer derived an improper personal profit; or (iv) willful misconduct.

Section 180.0858 of the WBCL provides that subject to certain limitations, the mandatory indemnification provisions do not preclude any additional right to indemnification or allowance of expenses that a director or officer may have under a corporation’s articles of incorporation or by-laws, a written agreement between the director or officer and the corporation or a resolution of the board of directors or the shareholders.

Unless otherwise provided in the articles of incorporation or by-laws, or by written agreement between the director or officer and the corporation, an officer or director seeking indemnification is entitled to indemnification if approved in any of the following manners as specified in Section 180.0855 of the WBCL:  (i) by majority vote of a quorum of disinterested members of the board of directors, or if such disinterested quorum cannot be obtained, by a majority vote of a committee of two or more disinterested directors; (ii) by independent legal counsel chosen by a quorum of disinterested directors or its committee (or if unable to obtain such a quorum or committee, by a majority vote of the full board of directors); (iii) by a panel of three arbitrators (one of which is chosen by a quorum of disinterested directors); (iv) by the vote of the shareholders; (v) by a court; or (vi) by any other method provided for in any additional right to indemnification under Section 180.0858 of the WBCL.

Reasonable expenses incurred by a director or officer who is a party to a proceeding may be reimbursed by a corporation, pursuant to Section 180.0853 of the WBCL, at such time as the director or officer furnishes to the corporation written affirmation of his or her good faith belief that he or she has not breached or failed to perform his or her duties, and a written undertaking to repay any amounts advanced if it is determined that indemnification by the corporation is not required.

Section 180.0859 of the WBCL provides that it is the public policy of the State of Wisconsin to require or permit indemnification, allowance of expenses and insurance to the extent required or permitted under Sections 180.0850 to 180.0858 of the WBCL for any liability incurred in connection with any proceeding involving a federal or state statute, rule or regulation regulating the offer, sale or purchase of securities.

As permitted by Section 180.0858, the Company has adopted indemnification provisions in its by-laws which closely track the statutory indemnification provisions with certain exceptions.  In particular, Section 7.1 of the Company’s by-laws, among other items, provides that (i) an individual shall be indemnified unless it is proved by a final judicial adjudication that indemnification is prohibited and (ii) payment or reimbursement of expenses, subject to certain limitations, will be mandatory rather than permissive.  The Company has purchased directors’ and officers’ liability insurance, which insures the Company’s officers and directors against certain liabilities that may arise under the Securities Act.

Under Section 180.0828 of the WBCL, a director of the corporation is not personally liable to the corporation or its shareholders for a breach of or failure to perform any duty resulting solely from his or her status as a director, unless it is proven that the director’s conduct falls into one of the categories described in the first paragraph of this item.

Item 15.

Recent Sales of Unregistered Securities

On August 17, 2012, the Company issued 100,000 shares of Common Stock to RJ Longacre, Inc.  The shares constituted a portion of the consideration paid by the Company in connection with the Company’s acquisition of substantially all of the assets of Ready2Ride, Incorporated (“Ready2Ride”) pursuant to the terms of an Asset Purchase Agreement dated August 17, 2012 by and among the Company, Ready2Ride, Jamie Amy-Longacre and Ronald L. Longacre, Jr., the owners of all of the outstanding capital stock of Ready2Ride.  The Company believes that this transaction was exempt from registration requirements pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).  The recipient of the shares represented its intention to acquire the securities for investment only and not with a view toward their distribution, and appropriate legends were affixed to the share certificates.

On November 28, 2012, the Company, through its wholly-owned subsidiary, Project Viking II Acquisition, Inc., completed the acquisition of substantially all of the assets of the Retail Services Division of Fifty Below Sales & Marketing, Inc., pursuant to Sections 363 and 365 of the United States Bankruptcy Code, for an aggregate purchase price of $5.0 million and the assumption of certain liabilities (the “Asset Purchase”).  A portion of the purchase price for the Asset Purchase was funded through a Secured Non-Negotiable Subordinated Promissory Note dated as of November 28, 2012 (the “Note”) issued to Michael D. Sifen, Inc. (the “Holder”), an affiliate of an existing shareholder of the Company, in aggregate principal amount of $3.5 million.  As partial consideration for the Note, on December 4, 2012, the Company issued 440,000 shares of Common Stock to the Holder.  The Company believes that this issuance was exempt from registration requirements pursuant to Section 4(a)(2) of the Securities Act.  The Holder represented its intention to acquire the securities for investment only and not with a view toward their distribution, and appropriate legends were affixed to the share certificates.

On March 12, 2013, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Purchasers”) whereby the Company agreed to sell and the Purchasers agreed to purchase in a private placement (the “Private Placement”) (1) an aggregate of 3,200,000 shares of Common Stock, for an amount equal to a per share purchase price of $1.50, and (2) Warrants to purchase an aggregate of 1,066,667 shares of Common Stock (the “Warrant Shares”).  In connection with the transaction, the Company received gross cash proceeds of $4,500,000 and the extinguishment of $300,000 of debt from the Private Placement.  The Warrants were exercisable immediately upon issuance at an exercise price of $2.00 per share and will expire on March 15, 2018.  On July 26, 2013 and July 29, 2013, the Company entered into Warrant amendments with certain Purchasers whereby the exercise price with respect to Warrants to purchase, in aggregate, 916,667 shares of Common Stock was reduced to $1.80 per share from the date of the Warrant amendments through July 30, 2013, after which time the exercise would revert to $2.00 per share.  A portion of the gross cash proceeds from the Private Placement were used by the Company to pay $288,000 in placement agent fees and reimbursement of legal fees to Ascendiant Capital Markets, a registered broker-dealer and the placement agent for the Private Placement.  In addition, as of March 12, 2013, the Company issued Warrants to purchase in the aggregate 64,000 shares of Common Stock to affiliates of Ascendiant Capital Markets on the same terms as the Warrants described above pursuant to the terms of the Company’s placement agency arrangement with Ascendiant Capital Markets.  The Company believes that each of these transactions was exempt from registration requirements under the Securities Act pursuant to Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder.  Each of the Purchasers, and the Ascendiant affiliates represented that it was an accredited investor and its intention to acquire the securities for investment only and not with a view toward their distribution, and appropriate legends were affixed to the share certificates and the Warrants.

On November 1, 2013, the Company agreed to issue 40,000 shares of Common Stock to McGaw Group, LLC (“McGaw Group”), as a portion of the consideration paid by the Company in connection with the Company’s acquisition of certain assets of McGaw Group pursuant to the terms of an Asset Purchase Agreement dated November 1, 2013 by and among the Company, McGaw Group, and Heather Blessington, the sole member of McGaw Group.  The Company believes that this transaction was exempt from registration requirements pursuant to Section 4(a)(2) of the Securities Act.  The recipient of the shares represented its intention to acquire the securities for investment only and not with a view toward their distribution, and appropriate legends were affixed to the share certificates.

Item 16.

Exhibits and Financial Statements

(a)

Exhibit Number	Description

2.1

Asset Purchase Agreement dated March 1, 2011 between ARI Network Services, Inc. and Globalrange Corporation, incorporated herein by reference to Exhibit 2.1 to the Company’s Current report on Form 8-K filed on March 4, 2011.

2.2

Asset Purchase Agreement dated August 17, 2012 by and among ARI Network Services, Inc., Ready2Ride, Incorporated, Jamie Amy-Longacre and Ronald L. Longacre, Jr., incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 23, 2012.

2.3	Bill of Sale dated as of November 28, 2012, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 4, 2012.
2.4

Assumption and Assignment and Transition Services Agreement dated as of November 28, 2012, incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on December 4, 2012.

3.1	Articles of Incorporation of the Company, as amended, incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1999.
3.2	Articles of Amendment of the Company, incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 18, 2003.
3.3	By-laws of the Company incorporated herein by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-l (Reg. No. 33-43148).
4.1

Secured Non-Negotiable Subordinated Promissory Note dated November 28, 2012 issued to Michael D. Sifen, Inc., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 4, 2012.

4.2

First Amendment to Secured Non-Negotiable Subordinated Promissory Note dated as of March 15, 2013, between ARI Network Services, Inc. and Michael D. Sifen, Inc., incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 18, 2013.

4.3	Form of Common Stock Purchase Warrant dated March 15, 2013, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 18, 2013.
4.4	Form of First to Amendment to Common Stock Purchase Warrant, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 18, 2013.
5.1

Opinion of Godfrey & Kahn, S.C. regarding the legality of the Common Stock being registered, incorporated by reference to Exhibit 5.1 of the Company’s Registration Statement on Form S-1 (Reg. 333-188093), filed April 24, 2013.

10.1

Form of Securities Purchase Agreement dated March 12, 2013, between ARI Network Services, Inc. and the Purchasers identified therein, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 18, 2013.

Exhibit Number	Description

10.2

Form of Registration Rights Agreement dated as of March 12, 2013, among ARI Network Services, Inc., the Ascendiant Affiliate and each of the several Purchasers signatory thereto, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 18, 2013.

10.3*	Summary of Executive Bonus Arrangements (Fiscal 2012), incorporated by reference to Exhibit 10.2 of the Company’s Form 10-K for the fiscal year ended July 31, 2013.
10.4*	Employment Agreement dated December 10, 2010 between Darin R. Janecek and the Company, incorporated by reference to Exhibit 10.1 to the Form 8-K filed on December 16, 2010.
10.5*	Change of Control Agreement dated December 10, 2010 between Darin R. Janecek and the Company, incorporated by reference to Exhibit 10.2 to the Form 8-K filed on December 16, 2010.
10.6*	ARI Network Services, Inc. 2010 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.1 to the Company’ Current Report on Form 8-K filed on December 22, 2010.
10.7*

ARI Network Services, Inc. 2000 Employee Stock Purchase Plan, as Amended and Restated November 4, 2010, incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 22, 2010.

10.8

Loan and Security Agreement dated as of July 27, 2011 by and between ARI Network Services, Inc. and Fifth Third Bank, incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed on July 28, 2011.

10.9

Membership Interests Security Agreement dated as of July 27, 2011 by ARI Network Services, Inc. to and in favor of Fifth Third Bank, incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 28, 2011.

10.10

Second Amendment to Loan and Security Agreement and Other Loan Documents, dated as of November 28, 2012, by and between ARI Network Services, Inc. and Fifth Third Bank, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 4, 2012.

10.11

Third Amendment to the Loan and Security Agreement and Other Loan Documents, dated as of March 8, 2013, by and between ARI Network Services, Inc. and Fifth Third Bank, incorporated by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-1 (Reg. 333-188093), filed April 24, 2013.

10.12*	2000 Stock Option Plan, as amended, incorporated by reference to Exhibit 10.1 of the Company’s Form 10-Q for the quarter ended April 30, 2008.
10.13*

Amended and Restated Employment Agreement, executed as of October 31, 2011, between Roy W. Olivier and ARI Network Services, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 4, 2011.

10.14*

Second Amendment to Change of Control Agreement, dated October 31, 2011, between Roy W. Olivier and ARI Network Services, Inc., incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 4, 2011.

10.15*

Employment Agreement, executed as of December 12, 2011, between Jon M. Lintvet and ARI Network Services, Inc., incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on March 15, 2012.

10.16*

Change of Control Agreement, dated December 12, 2011, between Jon M. Lintvet and ARI Network Services, Inc., incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on March 15, 2012.

Exhibit Number	Description

10.17*

Independent Employee Sub-Contractor Agreement dated as of October 25, 2012, between ARI Network Services, Inc. and Gordon J. Bridge, incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on December 17, 2012.

10.18*

Employment Agreement, executed as of August 14, 2012, between Marvin A. Berg and ARI Network Services, Inc., incorporated by reference to the Company’s Form 10-K for the fiscal year ended July 31, 2012.

10.19*

Change of Control Agreement, dated August 14, 2012, between Marvin A. Berg and ARI Network Services, Inc., incorporated by reference to Exhibit 10.29 to the Company’s Form 10-K for the fiscal year ended July 31, 2012.

10.20

Loan and Security Agreement dated as of April 26, 2013 among Silicon Valley Bank, ARI Network Services, Inc. and Project Viking II Acquisition, Inc., incorporated by reference to Exhibit 10.1 to the Company Form 8-K filed on April 29, 2013.

10.21

Fourth Amendment to Rights Agreement between ARI Network Services, Inc. and American Stock Transfer & Trust Company, LLC, dated as of April 25, 2013, incorporated by reference to Exhibit 10.2 to the Company Form 8-K filed on April 29, 2013.

21.1	Subsidiaries of the Company, incorporated by reference to Exhibit 21.1 to the Company’s Form 10-K for the fiscal year ended July 31, 2013.
23.1	Consent of Wipfli LLP.
23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1).
24.1	Powers of Attorney, incorporated by reference to Exhibit 24.1 of the Company’s Registration Statement on Form S-1 (Reg. 333-188093), filed April 24, 2013.

* Indicates Management Contract or Compensatory Plan or Agreement.

Item 17.

Undertakings

The undersigned Company hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

to include any prospectus required by section 10(a)(3) of the Securities Act;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

(2)

That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 14 of this Registration Statement, or otherwise, the Company has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on November 12, 2013.

ARI NETWORK SERVICES, INC.

/s/ Roy W. Olivier

Roy W. Olivier

President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Roy W. Olivier	President and Chief Executive Officer and a
Roy W. Olivier	Director	November 12, 2013
(Principal Executive Officer)

/s/ Darin R. Janecek	Vice President and Chief Financial Officer	November 12, 2013
Darin R. Janecek	Officer
(Principal Accounting and Financial Officer)

*	Chairman of the Board
Brian E. Dearing		November 12, 2013

*	Director
Gordon J. Bridge		November 12, 2013

*	Director
William C. Mortimore		November 12, 2013

*	Director
P. Lee Poseidon		November 12, 2013

*	Director
William H. Luden, III		November 12, 2013

*	Director
James R. Johnson		November 12, 2013

*	Director
Robert Y. Newell, IV
November 12, 2013

* By: /s/ Darin R. Janecek
Darin R. Janecek,
as Attorney-in Fact

EXHIBIT INDEX

Exhibit Number	Description

2.1

Asset Purchase Agreement dated March 1, 2011 between ARI Network Services, Inc. and Globalrange Corporation, incorporated herein by reference to Exhibit 2.1 to the Company’s Current report on Form 8-K filed on March 4, 2011.

2.2

Asset Purchase Agreement dated August 17, 2012 by and among ARI Network Services, Inc., Ready2Ride, Incorporated, Jamie Amy-Longacre and Ronald L. Longacre, Jr., incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on August 23, 2012.

2.3	Bill of Sale dated as of November 28, 2012, incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on December 4, 2012.
2.4

Assumption and Assignment and Transition Services Agreement dated as of November 28, 2012, incorporated by reference to Exhibit 2.2 to the Company’s Current Report on Form 8-K filed on December 4, 2012.

3.1	Articles of Incorporation of the Company, as amended, incorporated herein by reference to Exhibit 3.1 of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 1999.
3.2	Articles of Amendment of the Company, incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on August 18, 2003.
3.3	By-laws of the Company incorporated herein by reference to Exhibit 3.1 of the Company’s Registration Statement on Form S-l (Reg. No. 33-43148).
4.1

Secured Non-Negotiable Subordinated Promissory Note dated November 28, 2012 issued to Michael D. Sifen, Inc., incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on December 4, 2012.

4.2

First Amendment to Secured Non-Negotiable Subordinated Promissory Note dated as of March 15, 2013, between ARI Network Services, Inc. and Michael D. Sifen, Inc., incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on March 18, 2013.

4.3	Form of Common Stock Purchase Warrant dated March 15, 2013, incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on March 18, 2013.
4.4	Form of First to Amendment to Common Stock Purchase Warrant, incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on July 18, 2013.
5.1

Opinion of Godfrey & Kahn, S.C. regarding the legality of the Common Stock being registered, incorporated by reference to Exhibit 5.1 of the Company’s Registration Statement on Form S-1 (Reg. 333-188093), filed April 24, 2013.

10.1

Form of Securities Purchase Agreement dated March 12, 2013, between ARI Network Services, Inc. and the Purchasers identified therein, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on March 18, 2013.

10.2

Form of Registration Rights Agreement dated as of March 12, 2013, among ARI Network Services, Inc., the Ascendiant Affiliate and each of the several Purchasers signatory thereto, incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on March 18, 2013.

10.3*	Summary of Executive Bonus Arrangements (Fiscal 2012), incorporated by reference to Exhibit 10.2 of the Company’s Form 10-K for the fiscal year ended July 31, 2013.

Exhibit Number	Description

10.4*	Employment Agreement dated December 10, 2010 between Darin R. Janecek and the Company, incorporated by reference to Exhibit 10.1 to the Form 8-K filed on December 16, 2010.
10.5*	Change of Control Agreement dated December 10, 2010 between Darin R. Janecek and the Company, incorporated by reference to Exhibit 10.2 to the Form 8-K filed on December 16, 2010.
10.6*	ARI Network Services, Inc. 2010 Equity Incentive Plan, incorporated herein by reference to Exhibit 10.1 to the Company’ Current Report on Form 8-K filed on December 22, 2010.
10.7*

ARI Network Services, Inc. 2000 Employee Stock Purchase Plan, as Amended and Restated November 4, 2010, incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on December 22, 2010.

10.8

Loan and Security Agreement dated as of July 27, 2011 by and between ARI Network Services, Inc. and Fifth Third Bank, incorporated herein by reference to Exhibit 10.1 to the Form 8-K filed on July 28, 2011.

10.9

Membership Interests Security Agreement dated as of July 27, 2011 by ARI Network Services, Inc. to and in favor of Fifth Third Bank, incorporated herein by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on July 28, 2011.

10.10

Second Amendment to Loan and Security Agreement and Other Loan Documents, dated as of November 28, 2012, by and between ARI Network Services, Inc. and Fifth Third Bank, incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on December 4, 2012.

10.11

Third Amendment to the Loan and Security Agreement and Other Loan Documents, dated as of March 8, 2013, by and between ARI Network Services, Inc. and Fifth Third Bank, incorporated by reference to Exhibit 10.15 of the Company’s Registration Statement on Form S-1 (Reg. 333-188093), filed April 24, 2013.

10.12*	2000 Stock Option Plan, as amended, incorporated by reference to Exhibit 10.1 of the Company’s Form 10-Q for the quarter ended April 30, 2008.
10.13*

Amended and Restated Employment Agreement, executed as of October 31, 2011, between Roy W. Olivier and ARI Network Services, Inc., incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed on November 4, 2011.

10.14*

Second Amendment to Change of Control Agreement, dated October 31, 2011, between Roy W. Olivier and ARI Network Services, Inc., incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed on November 4, 2011.

10.15*

Employment Agreement, executed as of December 12, 2011, between Jon M. Lintvet and ARI Network Services, Inc., incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on March 15, 2012.

10.16*

Change of Control Agreement, dated December 12, 2011, between Jon M. Lintvet and ARI Network Services, Inc., incorporated by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed on March 15, 2012.

10.17*

Independent Employee Sub-Contractor Agreement dated as of October 25, 2012, between ARI Network Services, Inc. and Gordon J. Bridge, incorporated by reference to Exhibit 10.3 to the Company’s Quarterly Report on Form 10-Q filed on December 17, 2012.

Exhibit Number	Description

10.18*

Employment Agreement, executed as of August 14, 2012, between Marvin A. Berg and ARI Network Services, Inc., incorporated by reference to the Company’s Form 10-K for the fiscal year ended July 31, 2012.

10.19*

Change of Control Agreement, dated August 14, 2012, between Marvin A. Berg and ARI Network Services, Inc., incorporated by reference to Exhibit 10.29 to the Company’s Form 10-K for the fiscal year ended July 31, 2012.

10.20

Loan and Security Agreement dated as of April 26, 2013 among Silicon Valley Bank, ARI Network Services, Inc. and Project Viking II Acquisition, Inc., incorporated by reference to Exhibit 10.1 to the Company Form 8-K filed on April 29, 2013.

10.21

Fourth Amendment to Rights Agreement between ARI Network Services, Inc. and American Stock Transfer & Trust Company, LLC, dated as of April 25, 2013, incorporated by reference to Exhibit 10.2 to the Company Form 8-K filed on April 29, 2013.

21.1	Subsidiaries of the Company, incorporated by reference to Exhibit 21.1 to the Company’s Form 10-K for the fiscal year ended July 31, 2013.
23.1	Consent of Wipfli LLP.
23.2	Consent of Godfrey & Kahn, S.C. (included in Exhibit 5.1).
24.1	Powers of Attorney, incorporated by reference to Exhibit 24.1 of the Company’s Registration Statement on Form S-1 (Reg. 333-188093), filed April 24, 2013.

* Indicates Management Contract or Compensatory Plan or Agreement.